19.12.2008

                     FIRST ADDENDUM TO AMENDED AND RESTATED
                    AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT


         This FIRST ADDENDUM TO AMENDED AND RESTATED AMENDMENT NO. 1 (this "First Addendum") is made and entered into in as of December 19, 2008 by and among BRC, a corporation (societe a responsabilite limitee) duly incorporated and validly existing under the laws of Luxembourg, having its registered office at 13-15 Avenue de la Liberte L-1931, Luxembourg ("BRC"), Eugenie Patri Sebastien SA or EPS SA, a corporation (societe anonyme) duly incorporated and validly existing under the laws of Luxembourg having its registered office at 5, rue Guillaume Kroll, L-1882, Luxembourg (formerly, Eugenie Patri Sebastien SCA) ("EPS"), Rayvax Societe d'Investissements SA, a corporation (societe anonyme) duly incorporated and validly existing under the laws of Belgium, having its registered office at 19, square Vergote, 1200 Brussels, Belgium ("Rayvax") and the Stichting Anheuser-Busch InBev, a foundation (stichting) duly incorporated and validly existing under the laws of the Netherlands, having its legal seat in Rotterdam and its registered office at Hofplein 20, 3032 AC Rotterdam, the Netherlands (formerly, Stichting Administratiekantoor Interbrew) (the "AK", and each of the AK, BRC, EPS and Rayvax, a "Party" and collectively, the "Parties"), to amend certain clauses mentioned herein of the Amended and Restated Amendment No. 1, dated November 14, 2008 (the "Amended and Restated Amendment No. 1"), to that certain Shareholders Agreement, dated as of March 2, 2004 (as amended, restated or otherwise modified from time to time, the "Agreement") among the Parties. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                  WHEREAS, in order to partially finance the acquisition of Anheuser-Busch Companies, Inc., the Company (which has been renamed Anheuser-Busch InBev SA/NV) has conducted the Rights Offering;

                  WHEREAS, the Parties desire to partly amend the Amended and Restated Amendment No.1 and the Conditions of Administration, in each case, to make the amendments as are specified herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Agreement, the Parties agree as follows:

1.       Amendments to Amended and Restated Amendment No. 1.

(a) Clause 1 (a) of the Amended and Restated Amendment No. 1 shall be amended and restated in its entirety to read as follows:

         The AK will, promptly following the attribution thereof, distribute the subscription rights attributable to the Shares represented by Class A Certificates to EPS. EPS agrees to

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         (A)  use its reasonable best endeavors to secure Financing Arrangements on commercially reasonable terms which will enable EPS and certain affiliates of the Belgian Founders to invest approximately EUR 1.3 billion (the "EPS Commitment") to subscribe for Shares in the Rights Offering, it being understood that this amount will be subscribed as follows:

              (i) EPS: an amount of approximately EUR 1,117,500,000;

              (ii)certain affiliates of the Belgian Founders: an amount of approximately EUR 182,500,000;

         and

         (B) to the extent it can secure adequate Financing Arrangements in accordance with Clause (A), invest upon the distribution by the AK of subscription rights attributable to Shares represented by Class A Certificates

              (i) the net funds available to it pursuant to such Financing
                  Arrangements (up to an amount equal to approximately EUR 1.3 billion) plus

              (ii) the proceeds of the Tail Swallowing pursuant to paragraph (c)
                  below, to subscribe for Shares in the Rights Offering.

              Immediately following such subscription EPS will transfer 268,451,200 Shares to the AK for certification as Class A Certificates in accordance with the Conditions of Administration,

(b) Clause 2 (b) of the Amended and Restated Amendment No. 1 shall be amended and restated in its entirety to read as follows:

     "(b) The AK will, promptly following the attribution thereof, distribute the subscription rights attributable to the Shares represented by Class B Certificates to BRC. BRC agrees to

         (A) use its reasonable best endeavors to secure a Financing Arrangement on commercially reasonable terms which will enable it to invest approximately EUR 1.5 billion (the "BRC Commitment") to subscribe for Shares in the Rights Offering, and

         (B) to the extent it can secure an adequate Financing Arrangement in accordance with clause (A), invest, upon the distribution by the AK of subscription rights attributable to Shares represented by Class B Certificates

              (i) the net funds available to it pursuant to such Financing
                  Arrangement (up to an amount equal to approximately EUR 1.5 billion) plus

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              (ii) the proceeds of the Tail Swallowing, if any, pursuant to paragraph (c) below, to subscribe for Shares in the Rights Offering.

              Immediately following such subscription, BRC will transfer 226,739,200 Shares to the AK for certification as Class B Certificates, in accordance with the Conditions of Administration.

         (C) Article II, Section 2.01 (a) of the Agreement shall be amended and restated in its entirety to read as follows:

                  "SECTION 2.01. Restrictions Relating to EPS. (a) Subject to
                  Section 8.12 hereof, EPS shall at the latest upon the completion of the Third Certification (as defined in the Conditions of Administration) directly hold a number of Class A Certificates which will be equal to at least 342,000,000; provided that EPS may transfer such aggregate number of Class A Certificates in its entirety to any successor holding company that is directly or indirectly owned solely by Members and Permitted Transferees of EPS and that becomes a party to this Agreement. Subject to the previous sentence, EPS shall not, and shall not permit any Member of Permitted Transferee of EPS or any affiliate thereof to Transfer, or permit the Transfer other than to EPS, a Permitted Transferee or BRC of any Class A Certificates held by EPS, any Member, any Permitted Transferee or any affiliate thereof, or any Rights in respect of such Class A Certificates, or any shares or other Rights in EPS or any other Person that is a direct or indirect shareholder of EPS."

         (D) Article II, Section 2.02 (a) of the Agreement shall be amended and restated in its entirety to read as follows:

                  "SECTION 2.02. Restrictions relating to BRC. (a) Subject to
                  Section 8.12 hereof, BRC shall at the latest upon the completion of the Third Certification (as defined in the Conditions of Administration) directly hold a number of Class B Certificates which will be equal to at least 342,000,000; provided that BRC may transfer such aggregate number of Class B Certificates in its entirety to any successor holding company that is directly or indirectly owned solely by Members and Permitted Transferees of BRC and that becomes a party to this Agreement. Subject to the previous sentence, BRC shall not, and shall not permit any Member or Permitted Transferee of BRC or any affiliate thereof to Transfer, or permit Transfer, other than to BRC, a Permitted Transferee of EPS, of any Class B Certificates or Shares held by BRC, any Member, any Permitted Transferee or any affiliate thereof, or any Rights in respect of such Class B Certificates of Shares, or any shares or other Rights in BRC or any other Person that is a direct or indirect shareholder of BRC."

2. Conditions of Administration. The Parties agree to cause the [Second Amended and Restated] Conditions of Administration to be amended and restated as set forth in Annex A to this First Addendum promptly upon the execution of this First Addendum.

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

3. Agreement Confirmed. The Agreement, as amended by the Amended and Restated Amendment No. 1 and by this First Addendum, is hereby ratified and confirmed in all other respects.

4.   Miscellaneous. Sections 8.02 (Specific Performance), 8.03 (Assignment),
     8.04 (No Third Party Beneficiaries), 8.07 (Counterparts), 8.10 (Arbitration) and 8.11 (Governing Law) of the Agreement are hereby incorporated by reference into this First Addendum as if set forth in their entirety herein (except that references to "the Agreement" or "this Agreement" contained in such sections shall be deemed to be references to "First Addendum" or "this First Addendum" when used in relation to this First Addendum).













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IN WITNESS WHEREOF, the Parties have caused this First Addendum to Amended and
Restated Amendment No. 1 to be executed as of the date first above written.

                                            BRC SARL


                                            By: /s/ Roberto Moses Thompson
                                               ---------------------------------
                                               Name:  Roberto Moses Thompson
                                               Title:

                                            By: /s/ Marcel Herrmann Telles
                                               ---------------------------------
                                               Name:  Marcel Herrmann Telles
                                               Title:


                                            Eugenie Patri Sebastien SA

                                            By: /s/ A. du Pret
                                               ---------------------------------
                                               Name:  A. du Pret
                                               Title: Director

                                            By: /s/ A. Van Damme
                                               ---------------------------------
                                               Name:  A. Van Damme
                                               Title: Director

                                            By: /s/ F. de Mevius
                                               ---------------------------------
                                               Name:  F. de Mevius
                                               Title: Director


                                            Rayvax Societe d'Investissements SA

                                            By: /s/ A. du Pret
                                               ---------------------------------
                                               Name:  Arnoud Du Pret
                                               Title:

                                            By: /s/ Bernard Boon-Falleur
                                               ---------------------------------
                                               Name:  Bernard Boon-Falleur
                                               Title:


                                            Stichting InBev

                                            By: /s/ A. du Pret
                                               ---------------------------------
                                               Name:  Arnoud Du Pret
                                               Title:

                                            By: /s/ Roberto Moses Thompson
                                               ---------------------------------
                                               Name:  Roberto Moses Thompson
                                               Title:


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